UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2011

THE AES CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-12291	54-1163725
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

4300 Wilson Boulevard, Suite 1100 Arlington, Virginia	22203
(Address of principal executive offices)	(Zip code)

(703) 522-1315
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 19, 2011, The AES Corporation, a Delaware corporation (“AES”), DPL Inc., an Ohio corporation (the “Company” or “DPL”), and Dolphin Sub, Inc., an Ohio corporation and newly-formed, wholly-owned subsidiary of AES (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, subject to the satisfaction or waiver of certain conditions, Merger Sub will merge with and into the Company. As a result of the merger, Merger Sub will cease to exist, and the Company will survive as a wholly-owned subsidiary of AES.

Upon the consummation of the merger, (i) each share of DPL common stock (other than shares with respect to which dissenters’ rights are properly sought or shares owned by AES, the Company or any of their respective subsidiaries), including restricted shares, will be converted into the right to receive $30.00 in cash, without interest (the "Per Share Merger Consideration"), (ii) each DPL restricted stock unit award whose vesting is based solely on the satisfaction of service-based conditions will be converted into the right to receive the Per Share Merger Consideration multiplied by the number of shares of DPL common stock denominated thereby, (iii) each performance share unit award whose vesting is not based solely on the satisfaction of service-based conditions will be converted into the right to receive the Per Share Merger Consideration multiplied by the target number of shares of DPL common stock denominated thereby multiplied by a fraction, the numerator of which is the number of days in the applicable performance period elapsed and the denominator of which is the number of days in the applicable performance period, and (iv) each option to acquire DPL common stock will vest and, in the case of "in-the-money" options, be cancelled in exchange for the right to receive the difference between the Per Share Merger Consideration and the exercise price or, in the case of "out-of-the-money" options, be converted into options to acquire AES common stock.

Simultaneously with the execution of the Merger Agreement, AES entered into commitment letters (the "Commitment Letters") with Bank of America, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (together, the "Bridge Providers").  The Commitment Letters provide that, subject to certain customary terms and conditions, the Bridge Providers will provide senior unsecured bridge loans in an aggregate principal amount of $3.3 billion (the "Bridge Facilities") to backstop a portion of AES' payment obligation upon consummation of the merger.  AES will pay certain customary fees and expenses in connection therewith.  To the extent funded, the agreement governing the Bridge Facilities will subject AES to customary terms and covenants and will be subject to customary events of default.  AES or one of its subsidiaries may issue senior notes, bank loans or other debt in lieu of all or a portion of the Bridge Facilities.

The merger is subject to satisfaction or waiver of customary closing conditions, including DPL shareholder approval and the receipt of required regulatory approvals (including (i) approvals from the Federal Energy Regulatory Commission and the Public Utilities Commission of Ohio and (ii) expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended).

The Merger Agreement contains certain termination rights for the Company and AES and further provides that, upon termination of the Merger Agreement prior to the approval of the merger by the Company's shareholders in order to pursue a superior offer,  the Company is required to pay AES a termination fee of $106 million (or $53 million if the termination occurs within 45 days after the execution of the Merger Agreement in order to pursue a superior offer with a party that presented a superior offer prior to 30 days after the execution of the Merger Agreement).

The above description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The Merger Agreement has been included to provide investors and security holders with information regarding its terms and conditions. It is not intended to provide any other factual information about AES. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations, warranties and covenants therein may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of AES or its respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in AES’ public disclosures.

Item 8.01	Other Event.

On April 20, 2011, AES issued a press release announcing that it had entered into a definitive agreement under which AES will acquire DPL in a transaction valued at $4.7 billion on an enterprise value basis.  A copy of the press release is being furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

AES intends to hold an investor conference call on April 20, 2011, to discuss the transactions contemplated by the Merger Agreement.

Safe Harbor Disclosure

This Form 8-K, including the exhibits filed with this Form 8-K, contain certain forward-looking statements regarding the proposed transaction between AES and DPL.  Actual events or results may differ materially from those contained in these forward-looking statements. Among the important factors that could cause future events or results to vary from those addressed in the forward-looking statements include without limitation, risks and uncertainties arising from the possibility that the closing of the transaction may be delayed or may not occur; difficulties with the integration process or the realization of the benefits of the transaction; general economic conditions in the regions and industries in which AES and DPL operate; and litigation or regulatory matters involving antitrust and other issues that could affect the closing of the transaction.

In addition, please refer to the documents that AES files with the Securities and Exchange Commission (the “SEC”) on Forms 10-K, 10-Q and 8-K.  The filings by AES identify and address other important factors that could cause events and results to differ materially from those contained in the forward-looking statements set forth in this Form 8-K and in AES’ other filings. AES is under no duty and undertakes no obligation to update or revise any forward-looking statements after the date of this Form 8-K, whether as a result of new information, future events or otherwise.

Additional information and where to find it

This document does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  In connection with the proposed merger, DPL will file with the SEC a preliminary proxy statement and a definitive proxy statement and other relevant materials. The definitive proxy statement will be sent or given to the stockholders of DPL. Before making any voting or investment decision with respect to the merger, investors and stockholders of DPL are urged to read the proxy statement and the other relevant materials when they become available because they will contain important information about the merger. The proxy statement and other relevant materials (when they become available), and any other documents filed by DPL with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. These materials can also be obtained, when available, without charge, by directing a request to DPL at communications@dplinc.com.

Participants in the Solicitation

DPL and AES and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from DPL stockholders in connection with the merger. Information about AES’ directors and executive officers is set forth in AES’ 2011 proxy statement on Schedule 14A filed with the SEC on March 3, 2011 and its Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on February 28, 2011. Information about DPL’s directors and executive officers is set forth in its 2011 proxy statement on Schedule 14A filed with the SEC on March 18, 2011. Additional information regarding the interests of participants in the solicitation of proxies in connection with the merger will be included in the definitive proxy statement that DPL intends to file with the SEC.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated April 19, 2011, by and among The AES Corporation, DPL Inc. and Dolphin Sub, Inc.
99.1	Press Release issued by The AES Corporation, dated April 20, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE AES CORPORATION
(Registrant)

By:	/S/ VICTORIA D. HARKER
Name:	Victoria D. Harker
Title:	Executive Vice President and Chief Financial Officer

Date: April 20, 2011

EXHIBIT INDEX

No.	Description

2.1	Agreement and Plan of Merger, dated April 19, 2011, by and among The AES Corporation, DPL Inc. and Dolphin Sub, Inc.
99.1	Press Release issued by The AES Corporation, dated April 20, 2011